As filed with the Securities Exchange Commission on April 26, 2001 Registration Statement No. 333-52788

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              HANCOCK FABRICS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                     64-0740905
(State or other jurisdiction of                                 (I.R.S. Employer
 incorporation or organization                               Identification No.)

                              3406 West Main Street
                            Tupelo, Mississippi 38801
           (Address of principal executive offices including zip code)

                           HANCOCK FABRICS, INC STOCK
                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                                   -----------

                      Bruce D. Smith, Senior Vice President
                           And Chief Financial Officer
                              Hancock Fabrics, Inc.
                              3406 West Main Street
                            Tupelo, Mississippi 38801
                                 (601) 842-2834
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   -----------

                                    Copy to:

                             SAMUEL D. CHAFETZ, ESQ
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 21st Floor
                            Memphis, Tennessee 38103


                         CALCULATION OF REGISTRATION FEE
------------------------- -------------- ------------------- ------------------- -------------------
Title Of Securities To    Amount To Be   Proposed Maximum    Proposed Maximum    Amount of
Be Registered             Registered     Offering Price Per  Aggregate Offering  Registration Fee
                          Share Price
------------------------- -------------- ------------------- ------------------- -------------------
Common Stock ($.01 par    100,000        N/A                 N/A                 N/A
value)
------------------------- -------------- ------------------- ------------------- -------------------
Common Stock Purchase     50,000         N/A                 N/A                 N/A
Rights
------------------------- -------------- ------------------- ------------------- -------------------

EXPLANATORY NOTE

     The registrant is filing this Post Effective Amendment No. 1 to the Registration Statement on Form S-8, originally filed on December 27, 2000 (SEC File No. 333-52788), to register the Common Stock Purchase Rights which cannot be exercised or transferred apart from the related Common Stock until the occurrence of certain events. The Common Stock Purchase Rights are fully described in Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company dated as of March 23, 1987 and as Amended and Restated most recently on March 4, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

     Pursuant to General Instruction E of Form S-8, Hancock Fabrics, Inc. ("Hancock") hereby incorporates by reference the contents of the Company"s registration statement on Form S-8 (No. 333-32299) as previously filed with the Securities and Exchange Commission (the "Commission") on July 29, 1997. This Registration Statement is being filed to register an additional 100,000 shares of Common Stock subject to issuance under the Hancock Fabrics, Inc. Stock Compensation Plan for Non-Employee Directors.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:


Exhibit
Number           Description
------           -----------

4    Stock Compensation Plan for Non-Employee Directors (previously filed).

4.3 Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company amended and restated as of March 4, 2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated herein by reference).

5    Opinion of Baker, Donelson, Bearman & Caldwell, PC.

23.1 Consent of Baker, Donelson, Bearman & Caldwell, PC (contained in opinion filed as Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP.

24   Powers of Attorney (previously filed).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, state of Mississippi, on this 26th day of April 2001.

                                                  HANCOCK FABRICS, INC
                                                  (Registrant)

                                                  By: /s/Larry G. Kirk
                                                      --------------------------
                                                      Larry G. Kirk
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                                  By: /s/ Bruce D. Smith
                                                      --------------------------
                                                      Bruce D. Smith
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                     (Principal Financial and
                                                      Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons, in the capacities indicated, in the City of Tupelo, State of Mississippi, on April 26, 2001.

Signature                                   Title
---------                                   -----
                                  Chairman of the Board, Chief Executive Officer
/s/ Larry G. Kirk                 and Director
----------------------
Larry G. Kirk

                                  President, Chief Operating Officer and
/s/ Jack W. Busby                 Director
----------------------
Jack W. Busby

                                  Senior Vice President and Chief Financial
/s/ Bruce D. Smith                Officer
----------------------
Bruce D. Smith

/s/ Randolph Devening*            Director
----------------------
Randolph Devening

/s/ Don L. Fruge*                 Director
----------------------
Don L. Fruge

/s/ Roger T. Knox*                Director
----------------------
Roger T. Knox

/s/ Donna Weaver*                 Director
----------------------
Donna Weaver

*By Bruce D. Smith, Power of Attorney

                                  EXHIBIT INDEX
Exhibit
Number           Description
------           -----------

4    Stock Compensation Plan for Non-Employee Directors (previously filed)

4.3 Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company amended and restated as of March 4, 2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated herein by reference).

5    Opinion of Baker, Donelson, Bearman & Caldwell, PC.

23.1 Consent of Baker, Donelson, Bearman & Caldwell, PC (contained in opinion filed as Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP.

24   Powers of Attorney (previously filed).



EX-5

               OPINION OF BAKER, DONELSON, BEARMAN & CALDWELL, PC

                                                                       EXHIBIT 5
                                 April 26, 2000


Hancock Fabrics, Inc
3406 West Main Street
Tupelo, Mississippi 38801

         Re:      Registration on Form S-8

Gentlemen:

     We have acted as counsel for Hancock Fabrics, Inc., a Delaware corporation (the ?Company?), in connection with Amendment No. 1 to the Registration Statement on Form S-8 (the ?Amendment?) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to one hundred thousand (100,000) shares of the Company?s common stock, and fifty thousand (50,000) Common Stock Purchase Rights (?the Shares?), issuable under the terms of Hancock Fabrics, Inc. Stock Compensation Plan for Non-Employee Directors as referenced in the Amendment (the ?Plan?).

     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Shares covered by the Amendment have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Amendment.

                                         Very truly yours,

                                         BAKER, DONELSON, BEARMAN & CALDWELL, PC
                                         By:  /s/Samuel D. Chafetz
                                              -------------------------
                                              Samuel D. Chafetz


EX-23.2

                     OPINION OF PRICEWATERHOUSECOOPERS, LLP

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 7, 2000, which appears on pages 12-21 of the 1999 Annual Report to Shareholders of Hancock Fabrics, Inc. which is incorporated in the Hancock Fabrics, Inc.?s Annual Report on Form 10-K for the year ended January 30, 2000.

PricewaterhouseCoopers, LLP

April 25, 2001